Exhibit 99.15

Entity 28

ULI INTERNATIONAL CO., LTD.

Financial Statements and

Independent Auditor’s Report for the

Years Ended December 31, 2021 and 2020

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ULI INTERNATIONAL CO., LTD.

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Crowe (TW) CPAs 10F., No.369, Fusing N. Rd., Songshan Dist., Taipei City 105001, Taiwan Tel +886 2 87705181 Fax +886 2 87705191 www.crowe.tw

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders of

ULI INTERNATIONAL CO., LTD.

Opinion

We have audited the accompanying financial statements of ULI INTERNATIONAL CO., LTD. (“Company”), which comprise the balance sheets as of December 31, 2021, and the statements of comprehensive income, statements of changes in equity and statements of cash flows for the year ended December 31, 2021, and the notes to the financial statements (including summary of significant accounting policies).

In our opinion, the above financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and its financial performance and its cash flows for the year ended December 31, 2021, in accordance with the Business Entity Accounting Act, Regulation on Business Entity Accounting Handling, and Enterprise Accounting Standards.

Basis for Opinion

We conducted our audits in accordance with the Regulations Governing Auditing and Attestation of Financial Statements by Certified Public Accountants and the auditing standards generally accepted in the Republic of China. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with The Norm of Professional Ethics for Certified Public Accountant of the Republic of China, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Matter

The financial statements of ULI INTERNATIONAL CO., LTD. for the year ended December 31, 2020, were audited by another auditor who expressed an unqualified opinion on April 15, 2021.

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Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the Business Entity Accounting Act, Regulation on Business Entity Accounting Handling, and Enterprise Accounting Standards, and for such internal control determined necessary by Management to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, Management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless Management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance (including supervisor) of the Company are responsible for overseeing the Company’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with the auditing standards generally accepted in the Republic of China will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with the auditing standards generally accepted in the Republic of China, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

1.	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

2.	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

3.	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by Management.

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4.	Conclude on the appropriateness of Management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

5.	Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

The engagement partner on the audit resulting in this independent auditor’s report is Chen, Chao Hui.

/s/ Crowe (TW) CPAs
Crowe (TW) CPAs
Republic of China (Taiwan)
April 15, 2022

Notice to Readers

The accompanying financial statements are intended only to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in the Republic of China and not those of any other jurisdictions. The standards, procedures and practices to audit such financial statements are those generally accepted and applied in the Republic of China.

For the convenience of readers, the auditor’s report and the accompanying financial statements have been translated into English from the original Chinese version prepared and used in the Republic of China. If there is any conflict between the English version and the original Chinese version or any difference in the interpretation of the two versions, the Chinese-language auditor’s report and financial statements shall prevail.

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ULI INTERNATIONAL CO., LTD.

Balance Sheets

December 31, 2021 and 2020

Units: TWD

	December 31, 2021		December 31, 2020
	Amount	%	Amount	%
Assets
Current assets
Cash and cash equivalents (Note (f)1)	$59,019,604	35	$55, 790,504	48
Notes receivable, net (Note (f)2)	2, 615,188	2	729,567	1
Accounts receivable, net (Note (f)3)	79, 039,176	47	38,539,871	33
Accounts receivable - related parties (Note (g))	15, 671,835	9	7,741,318	7
Current-period income tax assets	-	-	540,706	-
Other current assets	3, 981,949	2	2, 986,299	3
Total current assets	160,327, 752	95	106,328,265	92
Non-current assets
Property, plant and equipment (Note (f)4)	1,542,451	1	1,490,884	1
Guarantee deposits paid (Note (f)5)	7,217,700	4	8,168,920	7
Total non-current assets	8,760,151	5	9,659,804	8
Total assets	$169,087,903	100	$115,988,069	100

Liabilities and Equity
Current liabilities
Notes payable	$3,241,205	2	$2,484,280	2
Accounts payable	13,813,085	8	8,223,963	7
Accounts payable - related parties	21,306,402	13	5,917,411	5
(Note (g))
Other payables (Note (f)6)	23,279,400	13	17,754,589	15
Current-period income tax liability	8,157,190	5	4,211,676	4
Other current liabilities	980,002	1	866,577	1
Total current liabilities	70,777,284	42	39,458,496	34
Non-current liabilities
Stockholders’ account (Note (g))	10,850,000	6	10,850,000	9
Total non-current liabilities	10,850,000	6	10,850,000	9
Total liabilities	81,627,284	48	50,308,496	43
Equity
Share Capital (Note (f)7)	10,000,000	6	10,000,000	9
Retained earnings (Note (f)8)	77,460,619	46	55,679,573	48
Legal reserve	12,889,942	8	12,889,942	11
Unappropriated retained earnings	64,570,677	38	42,789,631	37
Total equity	87,460,619	52	65,679,573	57
Total liabilities and equity	$169,087,903	100	$115,988,069	100

(The attached notes form an integral part of these financial statements)

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ULI INTERNATIONAL CO., LTD.

Statements of Comprehensive Income

For the years ended December 31, 2021 and 2020

Units: TWD

	2021		2020
Items	Amount	%	Amount	%
Operating revenue (Note (f)9)	$449,096,321	100	$277,334,032	100
Operating costs	(349,357,020)	(77)	(212,454,950)	(77)
Gross profit	99,739,301	23	64,879,082	23
Operating expenses	(57,721,121)	(13)	(46,702,690)	(17)
Net operating income	42,018,180	10	18,176,392	6
Non-operating income and expenses
Other income (Note (f)11)	1,341,655	-	766,611	-
Other gains and losses (Note (f)12)	8,485,673	2	5,166,434	2
Total non-operating income and expenses	9,827,328	2	5,933,045	2
Income before income tax	51,845,508	12	24,109,437	8
Income tax expense (Note (f)13)	(10,359,354)	(3)	(4,404,329)	(2)
Net income	41,486,154	9	19,705,108	6
Total comprehensive income	$41,486,154	9	$19,705,108	6

(The attached notes form an integral part of these financial statements)

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ULI INTERNATIONAL CO., LTD.

Statements of Changes in Equity

For the years ended December 31, 2021 and 2020

Units: TWD

		Retained Earnings
Items	Share Capital	Legal reserve	Unappropriated retained earnings	Total Equity
Balance as of January 1, 2020	$10,000,000	$12,889,942	$36,948,194	$59,838,136
Cash dividends	-	-	(13,863,671)	(13,863,671)
Net income for 2020	-	-	19,705,108	19,705,108
Balance as of December 31, 2020	10,000,000	12,889,942	42,789,631	65,679,573
Cash dividends	-	-	(19,705,108)	(19,705,108)
Net income for 2021	-	-	41,486,154	41,486,154
Balance as of December 31, 2021	$10,000,000	$12,889,942	$64,570,677	$87,460,619

(The attached notes form an integral part of these financial statements)

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ULI INTERNATIONAL CO., LTD.

Statements of Cash Flows

For the years ended December 31, 2021 and 2020

Units: TWD

Items	2021	2020
Cash flows from operating activities
Net income before income tax	$51,845,508	$ 24,109,437
Adjustment Items
Depreciation expense	371,833	510,899
Interest income	( 75, 254)	(83,660)
Changes in operating assets/liabilities
Decrease (Increase) in notes receivable	(1,885,621)	8,004
Increase in accounts receivable	(40,499,305)	(5,341,143)
Increase in accounts receivable - related parties	( 7, 930,517)	(7,000,326)
Increase in other current assets	(995,650)	(856,496)
Increase in notes payable	756,925	789,529
Increase (Decrease) in accounts payable	5,589,122	(506,664)
Increase in accounts payable - related parties	15,388,991	3, 653,399
Increase in other payables	5,524,811	4, 241,853
Increase in other current liabilities	113, 425	272, 008
Cash generated by operating activities	28,204,268	19,796,840
Interests received	75,254	83,660
Income tax paid	(5,873,134)	(192,653)
Net cash flows provided by operating activities	22,406,388	19,687,847
Cash flows from investing activities
Acquisitions of property, plant and equipment	(423,400)	(1,313,595)
Decrease (Increase) in Guarantee Deposit Paid	951,220	(500,000)
Net cash flows provided (used) by investing activities	527,820	(1,813,595)
Cash flows from financing activities
Cash dividends	(19,705,108)	(13,863,671)
Net cash flows used by financing activities	(19,705,108)	(13,863,671)
Increase in cash and cash equivalents	3, 229,100	4,010,581
Cash and cash equivalents at beginning of period	55,790,504	51,779,923
Cash and cash equivalents at end of period	$59,019,604	$55,790,504

(The attached notes form an integral part of these financial statements)

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ULI INTERNATIONAL CO., LTD.

Notes to the Financial Statements

For the years ended December 31, 2021 and 2020

(Unless otherwise indicated, all dollar amounts are expressed in of TWD)

(a)	Company History and Business Scope

ULI INTERNATIONAL CO., LTD. ( the “Company”) (Registered name: UNIQUE LOGISTICS INTERNATIONAL CO., LTD.) was founded and registered with approval on October 14, 2002 in accordance with the Company Act and the other applicable laws and regulations. The Company mainly engages in air cargo agent and ocean freight agent transportation businesses. The main operating office of the Company is located at Renai Road, Taipei.

The Company’s functional currency and the expression of its financial statements are both in TWD.

(b)	Dates and Procedures for Approving Financial Statements

These financial statements were approved and announced by the board of directors on April 15, 2022.

(c)	Reasons for and Effects from Changes in Accounting Policies : Nil.

(d)	Summary of Significant Accounting Policies

The major accounting policies adopted when preparing these financial statements are described as following (Unless otherwise noted, the following policies are applicable throughout the reporting periods).

1.	Compliance Declaration

The financial statements have been prepared in accordance with Business Entity Accounting Act, Regulation on Business Entity Accounting Handling, and Enterprise Accounting Standards.

2.	Measurement Basis

The initial measurements of assets and liabilities are based on historical cost. The subsequent measurements are generally based on historical cost, while often combined with other measurement basis, such as lower of cost or net realizable value, realizable (liquidation) value, fair value, etc.

3.	Foreign Currency

For monetary transactions in currencies other than the Company’s functional currency (foreign currencies), they are initially recorded using the exchange rates as on the transaction date. By the end of each reporting period, the foreign-currency items are re-measured using the exchange rates by the end of period, and the exchange differences thus generated are recorded as gain or loss in the current period; For non-monetary foreign-currency items measured using fair value, they’are re-measured using the exchange rates on the date when their fair value are determined, and the exchange differences thus generated are recorded as gain or loss in the current period (or recorded as other comprehensive income or loss for the items whose changes in fair value are recorded as other comprehensive income or loss). For non-monetary foreign-currency items measured at historical costs, they are not re-measured by the end of the period.

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For foreign operations measured under equity method, their assets and liabilities are translated into TWD using the exchange rates by the end of each reporting period ; Revenue/Gains and Expense/Loss items are translated using the average exchange rates in the period occurred, the generated exchange differences are recorded in other comprehensive income or loss and accumulated in the item Exchange differences on translation of foreign financial statements under other equity.

4.	Classification Standards for Distinguishing Between Current and Non-current Assets and Liabilities

(1)	Assets which meet any of the following criteria are classified as current assets :

A.	Expected to be liquidated within a normal business cycle or the Company intends to sell or consume.

B.	Hold mainly for trading purpose.

C.	Expected to be liquidated within 12 months after the balance sheet date.

D.	Cash or cash equivalents. However, not including those held for trade, repayment of debt, or subjected to other restrictions in more than 12 months after the balance sheet date.

The Company classifies all assets that do not meet the above criteria as non-current assets.

(2)	Liabilities which meet any of the following criteria are classified as current liabilities :

A.	Expected to be repaid within a normal business cycle.

B.	Hold mainly for trading purposes.

C.	Need to be repaid with 12 months after the balance sheet date.

D.	Cannot be unconditionally extended for at least 12 months after the balance sheet date.

The Company classifies all liabilities that do not meet the above criteria as non-current liabilities.

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5.	Cash and Cash Equivalents

Cash includes cash on hand and bank savings; Cash equivalents are highly liquid short-term certificate of deposits or investments that are convertible into fixed amount of cash at any time with trivial risk of fluctuation in value.

6.	Financial instruments

Recognition and derecognition of all regular transactions in financial instruments are handled using trade date accounting. Financial instruments at fair value are measured using the market prices if they have a quoted price in an active market. If they do not have a market price for reference, evaluation methods are used to estimate their fair value. The estimations and assumptions used reflect the estimations and assumptions that market participants would use when pricing the financial instrument. The related discount rates are the same as the rates of return on those financial instruments with identical terms and features in substance.

(1)	Financial assets

A.	Type of measurement Receivables

Receivables are initially recorded at their present value (computed using the imputed interest rates) and subsequently measured at their amortized costs under the effective interest method. But for receivables within one-year period, with insignificant discrepancies between their present and maturity value, and relating to frequent transactions, they are not measured at their present value.

Preliminary impairment assessment is performed for each individually significant receivable. When there exists objective evidence showing that some material receivables are impaired, then further assessment is performed to derive the impairment amount for each of those material receivables; As for the rest of material receivables (where there does not exist objective evidence showing that they are impaired) and individually insignificant receivables, they are grouped based on the similarity of their credit risks, and impairment assessment is performed on each group respectively.

B.	Derecognise of financial assets

The company only derecognise financial assets when one of the following conditions is met:

(A)	The contractual rights derived from the cash flows of financial assets have lapsed or been settled.

(B)	Almost all risks and rewards of transferring ownership of financial assets.

(C)	Part of the significant risks and rewards of the ownership of the financial asset is retained, but the control of the asset has been transferred to another party, that is, the transferee has the actual ability to sell the asset as a whole to an unrelated third party, and can be one-sided Exercising this ability without additional restrictions on the transfer. In this case, the company delists the financial assets and separately recognizes the rights and obligations arising from or retained by the transfer as assets or liabilities.

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(2)	Financial liabilities and equity

Financial instruments issued by the Company are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

A.	Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recognized at the proceeds received, net of direct issue costs.

B.	Financial liabilities

The Company derecognizes a financial liability when, and only when the obligation is discharged or cancelled or expires. The difference between the carrying amount of a financial liability derecognized and the consideration paid (or payable), including any liabilities assumed, is recognized in profit or loss.

Financial liabilities at amortized cost

Financial liabilities that are not measured at fair value are measured at amortized cost using the effective interest method. If the effect of discounting is not material, original transaction amount is used instead. Financial liabilities at amortized cost comprise short-term borrowings, short-term notes and bills payable, notes payable, accounts payable and other payables.

7.	Property, Plant and Equipment

Property, plant and equipment are measured at their costs, less their accumulated depreciation and accumulated impairment losses. The above costs include cash paid when purchasing or installing the assets, the fair value of cash equivalents or other assets exchanged, and the estimated costs of dissembling and removing the assets when they are retired. When a material component (or a group of components) within a particular property, plant and equipment item has different economic useful life from the other components, then the major component is regarded as an individual property, plant and equipment item.

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Depreciation is recorded using straight-line method and based on the following economic useful lives: 5 years for Transportation equipment, 5~8 years for office equipment and 5 years for other equipment. The bases adopted by the assets held under financial lease are the same as those owned by the Company, and their depreciation are recorded based on their expected economic useful lives; if the lease terms are shorter than the economic useful lives of the assets, then depreciation is recorded based on the lease terms. The expected economic useful lives, residual value, and depreciation method are reviewed when the future economic benefits of the assets are expected to change significantly. Any effects from changes in estimates are treated as changes in accounting estimates.

When a material component of the property, plant and equipment is replaced, if the future economic benefits from the component are highly likely to flow to the Company, then the replacement cost is recorded as book value for the item, and the book value of the replaced component is written off.

The disposal gain or loss from selling or scrapping property, plant and equipment is determined based on the difference between the proceeds from the disposal and the book value of the asset, and is recorded as gain or loss in the current period.

When applying for revaluation of property, plant and equipment in accordance with applicable laws and regulations, the unrealized revaluation increments are recorded as other comprehensive income or loss and accrued in the “Unrealized revaluation increment” item under other equity. In the subsequent years after the revaluation, depreciation is recorded based on the book value after the revaluation. Upon disposal of the assets, the Unrealized revaluation increment under other equity will be reclassified to gain or loss in the current period.

8.	Lease

The leased assets are classified as financial lease when, under the terms of the leasing contract, almost all of the risk and return relating to the assets have been transferred to lessees. All the other kinds of leased assets are classified as operating lease.

Where the Company is the lessor

Under operating lease, income is recognized on straight-line basis during the respective leasing periods. If a lease contract provides incentives to the lessee (in order to encourage the lessee to sign the contract), then the total cost of the incentives is recorded as an- offsetting item against lease income on straight-line basis during the lease term. The initial direct costs (incurred from the negotiation and arrangement efforts for the operating lease) are added to the book value of the leased asset, and are expensed during the lease term. Contingent rents are recorded as income as they occur.

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9.	Impairment of non-financial assets

Tangible assets and intangible assets other than goodwill The Company assesses at the end of reporting period the book value of tangible assets and intangible assets other than goodwill and determine if there is any indication of impairment; If there is indication of impairment, then conduct impairment test and estimate the recoverable amount of the asset to determine if impairment should be recognized. If unable to estimate the recoverable amount of an individual asset, then estimate the recoverable amount of the cash-generating unit where the asset belongs; When shared assets can be allocated by reasonable and consistent basis, then allocate to respective individual cash-generating units. Otherwise, allocate to minimal groups of cash-generating units on reasonable and consistent basis.

The recoverable amount is the higher of an asset’s fair value less costs to sell and its value in use. When evaluating the use value, it is computed by discounting the pre-tax future cash flows with a discount rate, where such discount rate reflects the time value of currency in the present market, and assessment of specific risks on the asset that are not considered and reflected in the estimated future cash flows.

If the recoverable amount of an asset or cash-generating unit is expected to be lower than its book value, then adjust and reduce the book value down to the recoverable amount, and impairment loss is recognized in the period occurred ; But for assets that revaluation had been made, to the extent where the impairment loss is within the balance of unrealized revaluation increment, the impairment loss shall be recorded as other comprehensive income or loss, as a reduction of unrealized revaluation increment; If there is balance, then recognize in profit or loss. If the recoverable amount is increased due to change in estimate in the subsequent period, then the book value of the asset or cash-generating unit is adjusted and increased to the revised estimated recoverable amount. However, the increased book value may not exceed the book value of the asset or cash-generating unit as if no impairment loss was recognized, and the reversed impairment loss was recorded in the period occurred ; But for assets that revaluation had been made, to the extent where impairment loss had been recorded previously, the reversal gain shall be recorded as profit or loss; If there is balance, then recognize in other comprehensive income or loss, as an increase in unrealized revaluation increment.

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10.	Revenue Recognition

Revenue is measured based on the fair value of the received or receivable proceeds, less the estimated returns from the clients, discounts, and other equivalent discounts.

(1)	Revenue from sale of merchandise

Revenue from sale of merchandise is recorded when all of the following conditions are met: I. The material risk and return relating to the ownership of merchandise has been transferred to the buyer; II. The Company does not remain participating in the management of or having effective control over the sold merchandise ; III. The amount of revenue can be reliably measured ; IV. It is very likely that the economic benefits relating to the transaction will flow to the Company ; and V. The incurred or would-be-incurred costs relating to the transaction can be reliably measured. For the accounts receivable which will be due within one year, and the difference between its fair value and the due date is insignificant, and that the transactions are frequent, then no fair value computation is made using the discount rate.

(2)	Service revenue and Interest income

When the outcome of the service transactions can be reasonably estimated, the service revenue is recorded using the Percentage of Completion Method; when the outcome of the service transactions cannot be reasonably estimated, then only record revenue to the extent where the incurred costs can be recovered. Interest income from the financial assets is recorded using the Effective Interest Method.

11.	Employee Retirement Benefits

The Company’s obligation of pension payments, which equals to the legal appropriation amounts during the employment periods, is recorded in the current period.

12.	Income Tax

Income tax expense is the summation of income tax in the current period and deferred income tax and is recorded in the current period income or loss. However, for the current-period and deferred income tax which relate to items recorded in other comprehensive income or items directly recorded in equity, they are recorded in other comprehensive income or directly recorded in equity.

(1)	Current-period income tax

The unpaid portion of income tax payable computed based on the taxable income in the current and prior period is recorded as income tax liability; If the tax payment in the current and prior period exceeds the payable amount, then the excess portion is recorded as income tax asset in the current period. The income tax liabilities or assets are measured based on the income tax payable or refundable amount computed in accordance with the effective tax rates and the applicable tax laws by the end of the reporting period.

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The un-appropriated earnings, which are subjected to additional income tax, are recorded as income tax expense for the un-appropriated earnings based on the actual condition of earnings distribution passed by the board of shareholders in the year subsequent to the reporting period.

(2)	Deferred income tax

Deferred income taxes are recorded based on the temporary differences between the tax basis and book value of the assets and liabilities and are measured according to the effective statutory or substantially statutory tax rates.

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries, associates and joint ventures, except to the extent that the Company is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets for all deductible temporary differences arising from such investments are recognized only to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilised.

As for the unused taxation loss, tax credits, and deductible temporary differences, they are recorded as deferred income tax assets to the extent when there will be taxable income and would highly likely be utilized in the future. The book value of deferred income tax assets is reviewed and adjusted by the end of each reporting period.

(e)	Main Sources of Uncertainty in Significant Accounting Judgments, Assumptions and Estimates

The Company’s financial statements and its financial results are affected by its accounting policies, assumptions, and estimates, and the accounting assumptions and estimates are based on the past experience and other relevant factors and are determined by appropriate professional judgments made by management. The followings are illustrations to the assumptions about the future and the other major sources of information used to assess uncertainties; such assumptions and uncertainties carry significant risks which may lead to material adjustments on the book value of assets and liabilities in the next financial year: Accounts receivable.

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During the process of impairment assessment on the accounts receivable, the Company had to use judgement and estimation to measure the credit risks of the accounts receivable for evaluating the expected credit loss. The credit risks are subjected to various factors, such as financial condition of the customers, the Company’s internal credit ratings, historical transaction records and other various factors that may affect the credit quality of the customers. The impairment assessment was a reasonable estimation of the expected credit loss based on the situation on the balance sheet date, the actual outcome may differ from the estimation and may result in significant change.

(f)	Illustrations to Significant Accounting Items

1. Cash and cash equivalents

Items	December 31, 2021	December 31, 2020
Cash	$20,000	$20,000
Check deposits	1,248,285	615,227
Demand deposits	57,363,623	53,741,346
Foreign currency deposits	387,696	1,413,931
Total	$59,019,604	$55,790,504

All of the Company’s cash and cash equivalents are not in pledge or used as collateral.

2. Notes receivable, net

Items	December 31, 2021	December 31, 2020
Notes receivable	$2,647,487	$761,866
Less: Allowance for impairment loss	(32,299)	(32,299)
Notes receivable, net	$2,615,188	$729,567

3. Accounts receivable, net

Items	December 31, 2021	December 31, 2020
Accounts receivable	$81,681,370	$41,182,065
Less: Allowance for impairment loss	(2,642,194)	(2,642,194)
Accounts receivable, net	$79,039,176	$38,539,871

(1) Change in allowance for uncollectible accounts (including related parties):

Items	2021	2020
Opening balance	$2,674,493	$4,774,145
Less : Written off	-	(2,099,652)
Ending balance	$2,674,493	$2,674,493

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(2) All of the Company’s accounts receivable are not in pledge or used as collateral.

4. Property, plant and equipment

Items	December 31, 2021	December 31,2020
Transportation equipment	$1,180,000	$1,180,000
Office equipment	3,966,189	3,542,789
Other equipment	3,813,453	3,813,453
Total cost and revaluation increments	8,959,642	8,536,242
Less : Accumulated depreciation	(7,417,191)	(7,045,358)
Total	$1,542,451	$1,490,884

	Transportation equipment	Office equipment	Other equipment	Total
Cost and revaluation increments
Balance on January 1, 2021	$1,180,000	$3,542,789	$3,813,453	$8,536,242
Addition	-	423,400	-	423,400
Disposal	-	-	-	-
Reclassification	-	-	-	-
Balance on December 31, 2021	$1,180,000	$3,966,189	$3,813,453	$8,959,642

Accumulated depreciation
Balance on January 1, 2021	$147,501	$3,213,542	$3,684,315	$7,045,358
Depreciation expense	196,668	148,441	26,724	371,833
Disposal	-	-	-	-
Balance on December 31, 2021	$344,169	$3,361,983	$3,711,039	$7,417,191

	Transportation equipment	Office equipment	Other equipment	Total
Cost and revaluation increments
Balance on January 1, 2020	$-	$3,542,89	$3,679,858	$7,222,647
Addition	1,180,000	-	133,595	1,313,595
Disposal	-	-	-	-
Reclassification	-	-	-	-
Balance on December 31, 2020	$1,180,000	$3,542,789	$3,813,453	$8,536,242

Accumulated depreciation
Balance on January 1, 2020	$-	$3, 094,946	$3,439,513	$6,534,459
Depreciation expense	147,501	118,596	244,802	510,899
Disposal	-	-	-	-
Balance on December 31, 2020	$147,501	$3,213,542	$3,684,315	$7,045,358

(1)	Capitalized borrowing costs and range of interest rates of property, plant and equipment were zero for both 2021 and 2020.

(2)	After careful assessment, the property, plant and equipment are not impaired.

(3)	The above property, plant, and equipment are not in pledge or used as collateral.

19

5. Guarantee deposits paid

Items	December 31, 2021	December 31, 2020
Freight forwarder guarantee deposits	$6,300,000	$6,800,000
Housing deposits	313,920	313,920
Others	603,780	1,055,000
Total	$7,217,700	$8,168,920

6. Other payables

Items	December 31, 2021	December 31, 2020
Accrued Payroll	$249,015	$276,342
Bonus payable and employees compensation	20,911,964	12,463,918
Sales tax payable	-	800,902
Accrued pension expense	324,362	288,868
Labor and health insurance	572,556	487,154
Accrued professional service fees	221,500	85,000
Other accrued expenses	1,000,003	3,352,405
Total	$23,279,400	$17,754,589

7. Share Capital

(1)	Reconciliations for the number and dollar amounts of the Company’s outstanding common shares from beginning to end of the periods are as following:

	2021
	Number of shares	Amount
January 1,2021	1,000,000	$10,000,000
December 31,2021	1,000,000	$10,000,000

	2020
	Number of shares	Amount
January 1,2020	1,000,000	$10,000,000
December 31,2020	1,000,000	$10,000,000

(2)	As of December 31,2021, the Company’s registered capital is 10,000,000 TWD , which is divided into 1,000,000 shares.

20

8. Retained earnings

(1)	Under the Company’s corporate charter, the current year’s earnings, if any, shall first be used to pay all taxes and offset prior years’ operating losses and then 10% of the remaining amount shall be set aside as legal reserve. The remainder, if any, together with unappropriated earnings from prior years, either retained or distributed, shall be resolved by the shareholders’ meeting.

(2)	Except for covering accumulated deficit or issuing new stocks or cash to shareholders in proportion to their share ownership, the legal reserve shall not be used for any other purpose. The use of legal reserve for issuing stocks or distributing cash to shareholders in proportion to their share ownership is limited to the portion in excess of 25% of the Company’s paid-in capital.

(3)	The appropriations of 2020 and 2019 earnings that have been approved by the shareholders’ meetings in May 2021 and June 2020, respectively, are as following:

	Appropriation of Earnings
Items	2020	2019
Legal reserve	$-	$-
Cash dividends	19,705,108	13,863,671

9. Operating revenue

Items	2021	2020
Freight revenue	$447,311,045	$275,006,566
Commission revenue	20,177	27,277
Other operating revenue	1,765,335	2,301,189
Total	449,096,557	277,335,032
Less: freight allowance	(236)	(1,000)
Net total	$449,096,321	$277,334,032

21

10. Employee benefit, depreciation and amortization expense

	2021
Nature	Operating cost	Operating expense	Total
Employee benefits expense
Payroll	$-	$44,169,251	$44,169,251
Labor/health insurance	-	2,770,001	2,770,001
Pension	-	1,150,221	1,150,221
Other personnel benefits	-	364,918	364,918
Depreciation expense	-	371,833	371,833
Amortization expense	-	-	-

	2020
Nature	Operating cost	Operating expense	Total
Employee benefits expense
Payroll	$-	$33,502,035	$33,502,035
Labor/health insurance	-	2,555,463	2,555,463
Pension	-	1,061,135	1,061,135
Other personnel benefits	-	232,127	232,127
Depreciation expense	-	510,899	510,899
Amortization expense	-	-	-

According to the Company’s corporate charter, if the Company has profit in a year, it shall allocate 0.01%~0.1% as employees’ compensation. But if the Company has accumulated loss, it shall reserve in advance to make up the loss amount. In 2021 and 2020, the recorded employees compensation were $51,845 and $24,109, repectively, which were the same as the actual distribution amounts.

11. Other income

Items	2021	2020
Interest income	$75,254	$83,660
Other income	1,266,401	682,951
Total	$1,341,655	$766,611

12. Other gains and losses

Items	2021	2020
Net foreign exchange gain	$8,485,673	$5,166,434

22

13. Income tax

(1) Income tax recorded in profit/loss

Items	2021	2020
Income tax for the current period	$10,359,354	$4,404,329
Deferred income tax relating to temporary	-	-
differences and loss carryforward Additional tax on un-appropriated earnings	-	-
Income tax adjustments from prior years	-	-
Income tax expense recorded in income statement in the current year	$10,359,354	$4,404,329

(2) Income tax expense (benefit) relating to other comprehensive income : Nil

(3) Adjustments from accounting income to income tax expense recorded in profit/loss:

Items	2021	2020
Earnings before income tax	$51,845,508	$24,109,437
Income tax computed based on statutory tax rate on the earnings before tax Effects from items not included when computing taxable income	$10,369,101	$4,821,887
Other adjustments	(308)	25,018
Income tax effects from operating loss carryover	-	-
Income tax adjustments from prior years	-	-
Additional tax on un-appropriated earnings	-	-
Net change in deferred income tax	(9,439)	(442,576)
Income tax expense recorded in profit/loss	$10,359,354	$4,404,329

The applicable tax rate for the Company is 20%. The tax rate applicable to unappropriated earnings is 5%.

(4)	Deferred income tax assets or liabilities: Nil

(5)	Deductible temporary differences, unused operating loss carryforwards, and unused tax credits for which no deferred tax assets have been recognized in the balance sheets:

Items	December 31, 2021	December 31, 2020
Deductible temporary differences	$326,548	$436,618

(6)	Unrecognized deferred tax liabilities associated with investments: Nil

(7)	The Company’s business income tax filings up to year of 2020 had been assessed by the National Taxation Bureau.

23

(g)	Transactions with Related Parties

Material transactions with related parties

1. Operating revenue

Type of related party	2021	2020
Other related party	$70,816,847	$25,356,882

The prices and payment terms of the Company’s above operating revenue are similar to those with non-related parties.

2. Operating costs

Type of related party	2021	2020
Other related party	$39,142,606	$21,281,535

The prices and payment terms of the Company’s above operating costs are similar to those with non-related parties.

3. Receivables from related parties (excluding lending to related parties)

Items	Type of related party	December 31, 2021	December 31, 2020
Accounts receivable	Other related party	$15,671,835	$7,741,318

No collateral is received for receivables from related parties. As of December 31, 2021 and 2020, no bad debt expense is recorded for the receivables from related parties.

4. Payables to. related parties (excluding borrowings from related parties)

Items	Type of related party	December 31, 2021	December 31, 2020
Accounts payable	Other related	$21,306,402	$5,917,411

5. Borrowings from related parties (recorded as Stockholders’ account)

2021

Type of related party	Highest balance	Ending balance	Interest rate	Interest expense
Key management	$10,850,000	$10,850,000	-	$-

2020

Type of related party	Highest balance	Ending balance	Interest rate	Interest expense
Key management	$10,850,000	$10,850,000	-	$-

24

(h)	Mortgage or pledged assets

The Company provided the following assets as securities for freight forwarder businesses :

Items	December 31, 2021	December 31, 2020
Guarantee deposits	$6,300,000	$6,800,000

(i)	Significant Contingencies and Unrecorded Contractual Commitments:

As of December 31, 2021 and 2020, the Company issued $1,000,000 and $1,115,000, respectively, of guarantee checks to freight forwarder agents for security purpose.

(j)	Material Subsequent Events : Nil

(k)	Other: Nil

25

ULI INTERNATIONAL CO., LTD.

AGREED-UPON PROCEDURES REPORT

On the major Accounting policies of Financial Statements

For the years ended December 31, 2021 and 2020

ULI International CO., LTD.

AGREED-UPON PROCEDURES REPORT ON The Major Accounting Policies Of ULI International Co., Ltd’ s Financial Statements for the Years Ended December 31, 2021 and 2020

To ULI International Co., Ltd

Purpose of this Agreed-Upon Procedures Report and Restriction on Use and Distribution

Our report is solely for the purpose of assisting ULI International Co., Ltd (The “company” ) in determining whether it has any material IFRS adjustments that need to be made for it’s Financial Statements for the Years Ended December 31, 2021 and 2020.

Responsibilities of the The Company

The Company has acknowledged that the agreed-upon procedures are appropriate for the purpose of the engagement.

The Company is responsib1e for the subject matter on which the agreed- upon procedures are performed.

Practitioner’s Responsibilities

We have conducted the agreed-upon procedures engagement in accordance with the Taiwan Standard on Related Services(TWSRS) 4400, Agreed-Upon Procedures Engagements. An agreed- upon procedures engagement involves our performing the procedures that have been agreed with The Company and reporting the findings, which are the -factual results of the agreed-upon procedures performed. We make no representation regarding the appropriateness of the agreed-upon procedures. This agreed-upon procedures engagement is not an assurance engagement. Accordingly, we do not express an opinion or an assurance conclusion.

Had we performed additional procedures, other matters might have come to our attention that would have been reported.

Professional Ethics and Quality Control

We have complied with the ethical requirements in the relevant ethical requirements and the independence requirements in accordance with the relevant independence requirements.

Our firm applies Taiwan Standard on Quality Control(TWSQC) 1, Quality Control for Firms that Perform Audits and Reviews of Financial Statements, and Other Assurance and Related Services Engagements. and accordingly, maintains a comprehensive system of quality control including documented policies and I procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

Procedures and Findings

We have performed the procedures described below, which were agreed upon with The Company in the terms of engagement dated 2023.03.01, on the major accounting policies of it’s Financial Statements for the Years Ended December 31, 2021 and 2020.

Procedures			Findings

1.	Review the accounting policies for major account:		(1)	The company’ s financial statements was prepared in accordance with Enterprise Accounting Standards(EAS)which 1s a simplified version under the IFRS framework.
	(1)	Obtained the summary of major accounting policies provided by the company.
	(2)	Identify the company’s maJor account.	(2)	The company’s major accounting items are revenue and accounts receivab1e.
	(3)	Review the accounting policies for major account and confirm whether it complies with IFRS.	(3)	After reviewing the company’s accounting policies for major accounting items, no maJor differences from IFRS were found.

2.	Revenue recognition:
	(1)	Check and adjust the completeness of the detailed information After that, select an appropriate sample from the details, and perform a detailed test.	(1)	After the implementation of detailed tests, the company’s operating income has actually occurred.

	(2)	Check the transaction vouchers (including Customs declaration information and documents of sea and air transport companies, etc.) and the payment situation after the period.	(2)	After checking the transaction vouchers and subsequent payments, the company’s revenue
	(3)	0btain the sub-account of income after the period, and check whether there is a major discount to confirm whether the income 1s recognized or not ma1or abnormality.	(3)	No major discounts were found 1n the income sub-account after the sampling period, and there was no major abnormality in the revenue recognition.
	(4)	0btain freight expenses related to revenue, and verify whether the timing of its entry matches the revenue.	(4)	After checking the freight expenses related to the income, the related freight income and cost have been matched.
3.	Foreign Currencies:

	(1)	Identify the company’s functional currency and presentation currency.	(1)	The company’s functional currency and presentation currency are New Taiwan Dollars and US Dollars
	(2)	Verify that the end-of-period evaluation of foreign currency accounts receivable is correct.	(2)	The foreign currency accounts receivable at the end of the period have been evaluated based on the exchange rate at the end of the reporting period.
	(3)	Verify that the correct exchange rate is used to convert from the functional currency to the presentation currency.	(3)	The exchange rate is used when the functional currency is converted to the presentation currency followed by EAS22 (IAS21).

Other Matter

We have not audited The company’s financial statements for the year end December 31, 2021 and 2020. The aforementioned financial statements were audited by another auditor who expressed an unqualified opinion on April 5, 2022. Attached financial statements are for informational purposes only.

The engagement partner on the reviews resulting in this agreed-upon procedures engagement report is MICHAEL CHU

/s/ MICHAEL CHU
HLB Candor Taiwan CPAs
March 08, 2023

ULI International CO., LTD.

Blance Sheets

December 31,2021 and 2020

Units:USD

	December 31,2021	December 31,2020
	Amount	Amount
Assets
Current assets
Cash and cash equivalent (Note (f)1)	$2,132, 201.23	$1,958,916.18
Notes recievable, net (Note (f)2)	94,478.89	25,616.56
Accounts receivable, net (Note (f)3)	2,855,448.31	1, 353,211.95
Accounts receivable - related parties (Note (g))	566,176.38	271,813.16
Current-period income tax assets	-	18,985.27
Other current assets	143,855.88	104,854.93
Total current assets	5,792,160.69	3,733,398.05
Non-current assets
Property, plant and equipment (Note (f)4)	55,724.13	52,347.91
Guarantee deposits paid (Note (f) 5)	260,753.85	286,827.12
Total non-current assets	316,477.98	339,175.03
Total assets	$6,108,638.67	$4,072,573.08

	December 31,2021	December 31, 2020
	Amount	Amount
Liabilities and stockholders’ equity
Current liabilities
Notes payable	$117, 095.01	87,228.04
Accounts payable	499,025.32	288,759.79
Accounts payable-related parties (Note (g))	769,736.39	207,772.14
Other payable (Note (f)6)	841,014.88	623,399.13
Current-period income tax liability	294,694.80	147,880.37
Other current liabilities	35,404.54	30,427.25
Total current liabilities	2,556,970.94	1,385,466.72
Non-current liabilities
Stockholeder’ s account(Note (g))	391,977.95	380,965.20
Total non-current liabilities	391,977.95	380,965.20
Total liabilities	2,948,948.89	1,766,431.92
Equity
Share Capital (Note (f)7)	286,575.00	286,575.00
Retained earnings (Note (f)8)
Legal reserve	429,951.37	429,951.37
Unappropriated retained earnings	2,251,758.39	1,460,602.35
Total Capital And Accumulated deficit on earnings	2,968,284.76	2,177,128.72
Other stockholders’ equity
Exchange Differences on Translation of Foreign Financial Statements	191,405.02	129,012.44
Total stockholders’ equity	3,159,689.78	2,306,141.16
Total liabilities and stockholders’ equity	$6,108,638.67	$4,072,573.08

(The attached notes sform an integral part of these financial statements)

ULI International CO., LTD.

Statement of Comprehensive Income

For the years ended December 31, 2021 And 2020

Units: USD

	Years Ended 31 December
	2021	2020
Item	Amount	Amount
Operating revenue (Note (f)9)	$16,040,373.30	$9,719,725.82
Operating costs	(12,477,984.69)	(7,445,908.63)
Gross profit	3,562,388.61	2,273,817.19
Operating expenses	(2,061,625.18)	(1,636,789.18)
Net operating Income	1,500,763.43	637,028.01
Non-operating income and expense
Other income (Note(f)11)	47,919.89	26,867.41
Other gains and losses (Note(f)12)	303,082.69	181,068.02
Tatal non-operating income and expense	351,002,58	207,935.43
Income before income tax	1,851,766.01	844,963.44
Income tax expense ( Note(f)13)	(370,005.05)	(154,358.52)
Net income other comprehensive income (loss)	1,481,760.96	690,604.92
Exchange differences arising on translation of foreign operations	191,405.02	129,012.44
Total comprehensive income	$1,673,165.98	$819,617.36

(The attached notes sform an integral part of these financial statements)

ULI International CO., LTD.

Statements of Changes in Stockholders’ Equity

For the years ended December 31, 2021 And 2020

Units: USD

		Retained Earnings
Item	Share Capital	Legal reserves	Accumulated profit or loss	Exchange Differences on Trans1at ion of Foreign Financial Statements	Total Equity

Balance as of January 1, 2021	$286,575.00	$429,951. 37	$1,460,602.35	$129,012.44	$2, 306,141.16
Cash dividends			(690,604.92)	-	(690,604.92)
Net income for 2021			1,481,760.96	-	1,481,760.96
Other comprehensive income (loss)			-	62,392.58	62,392.58
Balance as of December 31, 2021	$286,575.00	$429,951.37	$2,251,758.39	$191,405.02	$3,159,689.78

		Retained Earnings
Item	Share Capital	Legal reserves	Accumulated profit or loss	Exchange Differences on Trans1at ion of Foreign Financial Statements	Total Equity
Balance as of January 1, 2020	$286,575.00	$429,951.37	$1, 218,500.26	$-	$1, 935,026.63
Cash dividends			(448,502.83)	-	(448,502.83)
Net income after tax			690,604.92	-	690,604.92
Other comprehensive income (loss)			-	129,012.44	129,012.44
Balance as of October 31, 2020	$286,575.00	$429,951.37	$1, 460,602.35	$129,012.44	$2,306,141.16

(The attached notes sform an integral part of these financial statements)

ULI International CO., LTD.

Statement of Cash Flows

For the years ended December 31, 2021 And 2020

Units : USD

	Years Ended 31 December
	2021	2020
Item	Amount	Amount
Cash Flows from Operating Activities
Income before income tax	$1,851,766.01	$844,963.44
Adjustments:
Depreciation expense	13,280.70	17,299.26
Interest income	(2,687.83)	(2,832.76)
Changes in operating assets and liabilities:
Decrease (Increase) in notes receivable	(68,122.15)	281. 04
Increase in accounts receivable	(1,463,125.18)	(187, 540.13)
Increase in accounts receivable - related parties	(286,507.12)	(245,797.96)
Increase in other current assets	(35,970.01)	(30,073.60)
Increase in notes payable	27,345.56	27,722.23
Increase (Decrease) in accounts payable	201,919.15	(17,790.17)
Increase in accounts payable – related parties	555,960.66	128,279.46
Increase in other payables	199,595.77	148, 941.47
Increase in other current liabilities	4,097.72	9,550.84
Cash generated by operating activities	997,553.27	693,003.11
Interests received	2,687.83	2,832.76
Income tax paid	(209,769.77)	(6,523.31)
Net cash flows provided by operating activities	790,471.34	689,312.56
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(15, 296.24)	(46,123.42)
Decrease (Increase) in Guarantee Deposit P	34,364.88	(17,556.18)
Net cash flows provided (used) by investing ac	19,068.64	(63,679.60)
Cash flow from financing activities:
Cash dividends	(711,889.74)	(486,786.20)
Net cash flows used by financing activities	(711, 889.74)	(486,786.20)
Effect of exchange rate changes on cash	75,634.81	1,954.15
Increase in cash and cash equivalents	173,285.05	140,800.91
Cash and cash equivalents at beginning of period	1,958,916.18	1,818,115.27
Cash and cash equivalents at end of period	$2,132,201.23	$1,958,916.18

(The attached notes sform an integral part of these financial statements)

ULI International Co., Ltd

Notes To Finacial Statements

For The years ended December 31,2021 and 2020

(Unless otherwise indicated, all dollar amounts are express in of USD)

(a)	Company History and Business Scope

ULI International CO., LTD. (the “company” )(Registered name:UNI QUELOGISTICS INTERNATIONAL CO., LTD.) was founded and registered with approval on October 14,2002 in accordance with the Company Act and the other applicable laws and regulations. The Company mainly engages in air cargo agent and ocean freight agent transportation businesses. The main operating office of the Company functional currency are TWD and the expression of financial statements are USD.

(b)	Dates and Procedures for Approving Finance Statements

These financial statements were approved and announced by the board of directors on April 15, 2022.

(c)	Reasons for and Effects from Changes in Accounting Policies : Nil

(d)	Summary of Significant Accounting Policies

The major accounting policies adopted when preparing these financial statements are described as following (Unless otherwise noted, the following policies are applicable throughout the reporting periods).

1.	Compliance Declaration

The financial statements have been prepared in accordance with Business Entity Accounting Act, Regulation on Business Entity Accounting Handling, and Enterprise Accounting Standards.

2.	Measurement Basis

The initial measurements of assets and liabilities are based on historical cost. The subsequent measurements are generally based on Hisotical cost, while often combined with other measurement bases, such as lower of cost or net realizable value, realizable (liquidation) value, fair valuem etc.

3.	Foreign Currency

For monetary transactions in currencies other than the Company’s functional currency (foreign currencies), they are initially recorded using the exchange rates as on the transaction date. By the end of each reporting period, the foreign-currency items are re-measured using the exchange rates by the end of period, and the exchange differences thus generated are recorded as gain or loss in the current period; For non-monetary foreign-currency items measured using fair value, they are re-measured using the exchange rates on the date when their fair value are determined, and the exchange differences thus generated are recorded as gain or loss in the current period (or recordedas as other compreheansive income or loss for the items whose changes in fair value are recorded as other compregensive income or loss). For non-monetary foriegn-currency items measured at historical costs, they are not re-measured by the end of the period. For foreign operations measured under equity method, their assets and liabilities are translated into USD using the exchange rates by the end of each reporting period; Revenue/Gains and Expense/Loss items are translated using the average exchange rates in the period occurred, the generated exchange differences are recorded in other comprehensive income or loss and accumulated in the item Exchange differences on translation of foreign financial statementsunder other equity.

4.	Classification Standards for Distinguishing Between Current and Non-current Assets and Liabilities

(1)	Assets which meet any of the following criteria are classified as current assets:

A.	Expected to be liquidated within a normal business cycle or the Company intends to sell or consume.
B.	Hold mainly for trading purpose.
C.	Expected to be liquidated within 12 months after the balance sheet date.
D.	Cash or cash equivalents. However, not including those held for trade, repayment of debt, or subjected to other restrictions in more than 12 months after the balance sheet date.

The Company classifies all assets that do not meet the above criteria as non-current assets.

(2)	Liabi1ities which meet any of the following criteria are classified as current liabilities:

A.	Expected to be repaid within a normal business cycle.
B.	Hold mainly for trading purposes.
C.	Need to be repaid with 12 months after the balance sheet date.
D.	Cannot be unconditionally extended for at least 12 months after the balance sheet date.

The Company classifies all liabilities that do not meet the above criteria as non-current liabilities.

5.	Cash equivalent

Cash includes cash on hand and bank savings; Cash equivalents are highly liquid short-term certificate of deposits or investments that are convertible into fixed amount of cash at any time with trivial risk of fluctuation in value.

6.	Financial instruments

Recognition and derecognition of all regular transactions in financial instruments are handled using trade date accounting. Financial instruments at fair value are measured using the market prices if they have a quoted price in an active market. If they do not have a market price for reference, evaluation methods are used to estimate their fair value. The estimations and assumptions used reflect the estimations and assumptions that market participants would use when pricing the financial instrument. The related discount rates are the same as the rates of return on those financial instruments with identical terms and features in substance.

(1)	Financial assets

A.	Type of measurement

Receivables

Receivables are initially recorded at their present value (computed using the imputed interest rates) and subsequently measured at their amortized costs under the effective interest method. But for receivables within one-year period, with insignificant discrepancies between their present and maturity value, and relating to frequent transactions, they are not measured at their present value.

Preliminary impairment assessment is performed for each individually significant receivable. When there exists objective evidence showing that some material receivables are impaired, then further assessment is performed to derive the impairment amount for each of those material receivables; As for the rest of material receivables (where there does not exist objective evidence showing that they are impaired) and individually insignificant receivables, they are grouped based on the similarity of their credit risks, and impairment assessment is performed on each group respectively.

B.	Derecognise of financial assets

The company only derecognise financial assets when one of the following conditions is met:

(A)	The contractual rights derived from the cash flows of financial assets have lapsed or been settled.

(B)	Almost all risks and rewards of transferring ownership of financial assets.

(C)	Part of the significant risks and rewards of the ownership of the financial asset is retained, but the control of the asset has been transferred to another party, that is, the transferee has the actual ability to sell the asset as a whole to an unrelated third party, and can be one-sided Exercising this ability without additional restrictions on the transfer. In this case, the company delists the financial assets and separately recognizes the rights and obligations arising from or retained by the transfer as assets or liabilities.

(2)	Financial liabilities and equity

Financial instruments issued by the Company are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

A.	Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recognized at the proceeds received, net of direct issue costs.

B.	Financial liabilities

The Company derecognizes a financial liability when, and only when the obligation is discharged or cancelled or expires. The difference between the carrying amount of a financial liability derecognized and the consideration paid (or payable), including any liabilities assumed, is recognized in profit or loss.

Financial liabilities at amortized cost

Financial liabilities that are not measured at fair value are measured at amortized cost using the effective interest method. If the effect of discounting is not material, original transaction amount is used instead. Financial liabilities at amortized cost comprise short-term borrowings, short-term notes and bills payable, notes payable, accounts payable and other payables.

7.	Property, Plant and Equipment

Property, plant and equipment are measured at their costs, less their accumulated depreciation and accumulated impairment losses. The above costs include cash paid when purchasing or installing the assets, the fair value of cash equivalents or other assets exchanged, and the estimated costs of dissembling and removing the assets when they are retired. When a material component (or a group of components) within a particular property, plant and equipment item has different economic useful life from the other components, then the major component is regarded as an individual property, plant and equipment item.

Depreciation is recorded using straight-line method and based on the following economic useful lives: 5 years for Transportation equipment 5-8 years for office equipment and 5 years for other equipment. The bases adopted by the assets held under financial lease are the same as those owned by the Company, and their depreciation are recorded based on their expected economic useful lives; if the lease terms are shorter than the economic useful lives of the assets, then depreciation is recorded based on the lease terms. The expected economic useful lives, residual value, and depreciation method are reviewed when the future economic benefits of the assets are expected to change significantly. Any effects from changes in estimates are treated as changes in accounting estimates.

When a material component of the property, plant and equipment is replaced, if the future economic benefits from the component are highly likely to flow to the Company, then the replacement cost is recorded as book value for the item, and the book value of the replaced component is written off. The disposal gain or loss from selling or scrapping property, plant and equipment is determined based on the difference between the proceeds from the disposal and the book value of the asset, and is recorded as gain or loss in the current period.

When applying for revaluation of property, plant and equipment in accordance with applicable laws and regulations, the unrealized revaluation increments are recorded as other comprehensive income or loss and accrued in the “Unrealized revaluation increment” item under other equity. In the subsequent years after the revaluation, depreciation is recorded based on the book value after the revaluation. Upon disposal of the assets, the Unrealized revaluation increment under other equity will be reclassified to gain or loss in the current period.

8.	Lease

The leased assets are classified as financial lease when, under the terms of the leasing contract, almost all of the risk and return relating to the assets havebeen transferred to lessees. All the other kinds of leased assets are classified as operating lease.

Where the Company is the lessor

Under operating lease, income is recognized on straight- line basis during the respective leasing periods. If a lease contract provides incentives to the lessee (in order to encourage the lessee to sign the contract), then the total cost of the incentives is recorded as an offsetting item against lease income on straight-line basis during the lease term. The initial direct costs (incurred from the negotiation and arrangement efforts for the operating lease) are added to the book value of the leased asset, and are expensed during the lease term. Contingent rents are recorded as income as they occur.

9.	Impairment of non-financial assets

Tangible assets and intangible assets other than goodwill The Company assesses at the end of reporting period the book value of tangible assets and intangible assets other than goodwill and determine if there is any indication of impairment, If there is indication of impairment, then conduct impairment test and estimate the recoverable amount of the asset to determine if impairment should be recognized. If unable to estimate the recoverable amount of an individual asset, then estimate the recoverable amount of the cash-generating unit where the asset belongs; When shared assets can be allocated by reasonable and consistent basis, then allocate to respective individual cash-generating units. Otherwise, allocate to minimal groups of cash-generating units on reasonable and consistent basis.

The recoverable amount is the higher of an asset’s fair value less costs to sell and its value in use. When evaluating the use value, it is computed by discounting the pre-tax future cash flows with a discount rate, where such discount rate reflects the time value of currency in the present market, and assessment of specific risks on the asset that are not considered and reflected in the estimated future cash flows.

If the recoverable amount of an asset or cash-generating unit is expected to be lower than its book value, then adjust and reduce the book value down to the recoverable amount, and impairment loss is recognized in the period occurred; But for assets that revaluation had been made, to the extent where the impairment loss is within the balance of unrealized revaluation increment, the impairment loss shall be recorded as other comprehensive income or loss, as a reduction of unrealized revaluation increment; If there is balance, then recognize in profit or loss, If the recoverable amount is increased due to change in estimate in the subsequent period, then the book value of the asset or cash-generating unit is adjusted and increased to the revised estimated recoverable amount. However, the increased book value may not exceed the book value of the asset or cash-generating unit as if no impairment loss was recognized, and the reversed impairment loss was recorded in the period occurred; But for assets that revaluation had been made, to the extent where impairment loss had been recorded previously, the reversal gain shall be recorded as profit or loss; If there is balance, then recognize in other comprehensive income or loss, as an increase in unrealized revaluation increment.

10.	Revenue Recognition

Revenue is measured based on the fair value of the received or receivable proceeds, less the estimated returns from the clients, discounts, and other equivalent discounts.

(1)	Revenue from sale of merchandise

Revenue from sale of merchandise is recorded when all of the following conditions are met: 1. The material risk and return relating to the ownership of merchandise has been transferred to the buyer: II. The Company does not remain participating in the management of or having effective control over the sold merchandise; III. The amount of revenue can be reliably measured: IV. It is very likely that the economic benefits relating to the transaction will flow to the Company and V. The incurred or would-be-incurred costs relating to the transaction can be reliably measured. For the accounts receivable which will be due within one year, and the difference between its fair value and the due date is insignificant, and that the transactions are frequent, then no fair value computation is made using the discount rate.

(2)	Service revenue and Interest income

When the outcome of the service transactions can be reasonably estimated, the service revenue is recorded using the Percentage of Completion Method; when the outcome of the service transactions cannot be reasonably estimated, then only record revenue to the extent where the incurred costs can be recovered. Interest income from the financial assets is recorded using the Effective Interest Method.

11.	Employee Retirement Benefits

The Company’s obligation of pension payments, which equals to the legal appropriation amounts during the employment periods, is recorded in the current period.

12.	Income Tax

Income tax expense is the summation of income tax in the current period and deferred income tax and is recorded in the current period income or loss. However, for the current-period and deferred income tax which relate to items recorded in other comprehensive income or items directly recorded in equity, they are recorded in other comprehensive income or directly recorded in equity.

(1)	Current-period income tax

The unpaid portion of income tax payable computed based on the taxable income in the current and prior period is recorded as income tax liability; If the tax payment in the current and prior period exceeds the payable amount, then the excess portion is recorded as income tax asset in the current period. The income tax liabilities or assets are measured based on the income tax payable or refundable amount computed in accordance with the effective tax rates and the applicable tax laws by the end of the reporting period.

The un-appropriated earnings, which are subjected to additional income tax, are recorded as income tax expense for the un-appropriated earnings based on the actual condition of earnings distribution passed by the board of shareholders in the year subsequent to the reporting period.

(2)	Deferred income tax

Deferred income taxes are recorded based on the temporary differences between the tax basis and book value of the assets and liabilities and are measured according to the effective statutory or substantially statutory tax rates.

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries, associates and joint ventures, except to the extent that the Company is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets for all deductible temporary differences arising from such investments are recognized only to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilised. As for the unused taxation loss, tax credits, and deductible temporary differences, they are recorded as deferred income tax assets to the extent when there will be taxable income and would highly likely be utilized in the future. The book value of deferred income tax assets is reviewed and adjusted by the end of each reporting period.

(e)	Main Sources of Uncertainty in Significant Accounting Judgments, Assumptions and Estimates

The Company’s financial statements and its financial results are affected by its accounting policies, assumptions, and estimates, and the accounting assumptions and estimates are based on the past experience and other relevant factors and are determined by appropriate professional judgments made by management. The followings are illustrations to the assumptions about the future and the other major sources of information used to assess uncertainties; such assumptions and uncertainties carry significant risks which may lead to material adjustments on the book value of assets and liabilities in the next financial year:

Accounts receivable

During the process of impairment assessment on the accounts receivable, the Company had to use judgement and estimation to measure the credit risks of the accounts receivable for evaluating the expected credit loss. The credit risks are subjected to various factors, such as financial condition of the customers, the Company’s internal credit ratings, historical transaction records and other various factors that may affect the credit quality of the customers. The impairment assessment was a reasonable estimation of the expected credit loss based on the situation on the balance sheet date, the actual outcome may differ from the estimation and may result in significant change.

(f)	Illustrations to Significant Accounting Items

1.	Cash and Cash Equivalents

	December 31, 2021	December 31, 2020
Petty Cash	$722.54	$702.25
Check deposit	45,097.00	21,602.07
Demand Deposit	2,072,375.33	1,886,965.41
Foreign currency deposit	14,006.36	49,646.45
Total	$2,132,201.23	$1,958,916.18

All of the Company’s cash and cash equivalents are not in pledge or used as col lateral.

2.	Notes receivable

	December 31, 2021	December 31, 2020
Notes receivable	$95,645.76	$26,750.65
Less: Allowance for doubtful accounts	(1,166.87)	(1, 134.09)
Account receivable net	$94,478.89	$25,616.56

3.	Account receivable

	December 31, 2021	December 31, 2020
Account receivable	$2,950,903.30	$1,445,985.62
Less: Allowance for doubtful accounts	(95,454.99)	(92,773.67)
Account receivable net	$2,855,448.31	$1,353,211.95

(1)	Change in allowance for uncollectible accounts (including related parties):

	2021	2020
Opening balance	$93,907.76	$167,631.50
Less: Written off	2,714.10	(73,723.74)
Ending balance	$96,621.86	$93,907.76

(2)	All of the Company’s accounts receivable are not in pledge or used as collateral.

4.	Property, plant and equipment

	December 31, 2021	December 31, 2020
Transportation equipment	$42,630.06	$41,432. 58
Office equipment	143,286.91	124,395.14
Other equipment	137,769.26	133,899.33
Total cost and revaluation increments	323,686.23	299,727.05
Less: Accumulated	-	-
depreciation	(267,962.10)	(247,379.14)
Total	$55,724.13	$52,347.91

	2021
Cost and revaluation increments	Beginning of year	Additions	Disposals	Reclassification	exchange effects	End of Year
Transportation equipment	$41,432.58	$-	$-	$-	$1,197.48	$42,630.06
Office equipment	124,395.14	15, 296.24	-	-	3,595.53	143,286.91
Other equipment	133,899.33	-	-	-	3,869.93	137,769.26
Total	$299,727.05	$15,296.24	$-	$-	$8,662.94	$323,686.23

	2021
Accumulated deprection	Beginning of year	Depretion expense	Disposals	Reclassification	exchange effects	End of Year
Transportation equipment	$5, 179.11	$7,024.36	$-	$-	$230.38	$12,433.85
Office equipment	112,835.04	5,301.84	-	-	3,322.04	121, 458.92
Other equipment	129,364.99	954.50	-	-	3,749.84	134, 069.33
Total	$247,379.14	$13,280.70	$-	$-	$7,302.26	$267,962.10

	2020
Cost and revaluation increments	Beginning of year	Additions	Disposals	Impairment	Reclassification	End of Year
Transportation equipment	$-	$41,432.58	$-	$-	$-	$41,432.58
Office equipment	118,171.75	-	-	-	6,223.39	124,395.14
Other equipment	122,743.76	4,690.84	-	-	6,464.73	133,899.33
Total	$240,915.51	$46,123.42	$-	$-	$12,688.12	$299,727.05

	2020
Accumulated deprection	Beginning of year	Depretion expense	Disposals	Reclassification	Exchange effects	End of Year
Transportation equipment	$-	$5,169.49	$-	$-	$9.62	$5,179.11
Office equipment	103,233.69	4,156.45	-	-	5,444.90	112,835.04
Other equipment	114,726.92	8,579.61	-	-	6,058.46	129,364.99
Total	$217,960.61	$17,905.55	$-	$-	$11,512.98	$247,379.14

(1)	Capitalized borrowing costs and range of interest rates of property, plant and equipment were zero for both 2021 and 2020.
(2)	After careful assessment, the property, plant and equipment are not impaired.
(3)	The above property, plant, and equipment are not in pledge or used as collateral.

5.	Guarantee deposits paid

	December 31, 2021	December 31, 2020
Freight forwarder guarantee deposits	$227,599.95	$238,761.11
Housing deposits	11,341.04	11,022.47
Others	21,812.86	37,043.54
Total	$260,753.85	$286,827.12

6.	Other payable

	December 31, 2021	December 31, 2020
Accrued Payroll	$8,996.21	$9,703.02
Bonus payable and employees compensation	755,486.11	437,631.18
Sales tax payable	-	28,121.56
Accrued pension expense	11,718.28	10,142.84
Labor and health insurance	20,684.83	17,105.13
Accrued professional service fees	8,002.17	2,984.55
Other accrued expenses	36,127.28	117,710.85
Total	$841,014.88	$623, 399.13

7.	Share Capital

(1)	Reconciliations for the number and dollar amounts of the Company’s outstanding common shares from beginning to end of the periods are as following:

	2021
	Number of shares	Amount
Beginning of year	1,000,000	NTD$	10,000,000.00
End of Year	1,000,000	NTD$	10,000,000.00
Equivalent to		USD$	286,575.00

	2020
	Number of shares	Amount
Beginning of year	1,000,000	NTD$	10,000,000.00
End of Year	1,000,000	NTD$	10,000,000.00
Equivalent to		USD$	286,575.00

(2)	As of December 31, 2021, the Company’s registered capital is 10,000,000 TWD, which is divided into 1,000,000 shares.

8.	Retained earnings

Under the Company’s corporate charter, the current year’s earnings, if any, shall first be used to pay all taxes and offset prior years’ operating losses and then 10% of the remaining amount shall be set aside as legal reserve. The remainder, if any, together with unappropriated earnings from prior years, either retained or distributed, shall be resolved by the shareholders’ meeting.

Except for covering accumulated deficit or issuing new stocks or cash to shareholders in proportion to their share ownership, the legal reserve shall not be used for any other purpose. The use of legal reserve for issuing stocks or distributing cash to shareholders in proportion to their share ownership is limited to the portion in excess of 25% of the Company’s paid-in capital.

The appropriations of 2022 and 2021 quarterly earnings have been approved by the Company’s Board of Directors in its meeting, respectively. The appropriations and cash dividends per share were as follows:

		2021		2020
The appropriations cash dividends	NTD$	19,705,108.00	USD$	690,604.92
Equivalent to	NTD$	13,863,671.00	USD$	448,502.83

9.	Operating revenue

	2021	2020
Freight revenue	$15, 976,608.89	$9,638,154.80
Commission revenue	720.66	955.98
Other operating revenue	63,052.18	80,650.09
Total	16,040,381.73	9,719,760.87
Less: freight allowance	(8.43)	(35.05)
Net total	$$16,040,373.30	$9,719,725.82

10.	Employee benefit, depreciation and amortization expense

	2021
	Operating cost	Operating expense	Total
Employee benefits expense
Payroll	$-	$1,577,585.93	$1,577,585.93
Labor/health insurance	-	98,935.67	98,935.67
Pension	-	41,082.26	41,082.26
Other personnel benefits	-	13,033.72	13,033.72
Depreciation expense	-	13,280.70	13,280.70
Amortization expense	-	-	-

	2020
	Operating cost	Operating expense	Total
Employee benefits expense
Payroll	$-	$1,196,586.72	$1,196,586.72
Labor/health insurance	-	91,273.06	91,273.06
Pension	-	37,900.39	37,900.39
Other personnel benefits	-	8,290.84	8,290.84
Depreciation expense	-	18,247.70	18,247.70
Amortization expense	-	-	-

According to the Company’s corporate charter, if the Company has profit in a year, it shall allocate 0.01% 0. 1% as employees’ compensation. But if the Company has accumulated loss, it shall reserve in advance to make up the loss amount. In 2021 and 2020, the recorded employees compensation were $51,845 and $24,109, repectively, which were the same as the actual distribution amounts.

11.	Other income

	2021	2020
Interest income	$2,687.83	$2,932.04
Other income	45,232.06	23,935.37
Total	$47,919.89	$26,867.41

12.	Other gain and losses

	2021	2020
Net foreign exchange gain	$303,082.69	$181, 068.02

13.	Income tax expense

(1)	Income tax recorded in profit/loss

	2021	2020
Deferred income tax relating to temporary tax	$370, 005.05	$154,358.52
differences and loss carryforward	-	-
Additional tax on un-appropriated earnings	-	-
Income tax adjustments from prior years	-	-
Income tax expense recorded in	-	-
income statement in the current year	$370,005.05	154,358.52

(2)	Income tax expense (benefit) relating to other comprehensive income: Ni1

(3)	Adjustments from accounting income to income tax expense recorded in profit/loss:

	2021	2020
Earnings before income tax	$1,851,766.01	$844,963.44
Income tax computed based on statutory tax rate on the earnings before tax	$370,353.18	$168,992.73
Effects from items not included when computing taxable income	-	-
Other adjustments	(11.00)	876.81
Income tax effects from operating loss carryover	-	-
Income tax adjustments from prior years	-	-
Additional tax on un-appropriated earnings	-	-
Net change in deferred income tax	(337.13)	(15,511.02)
Income tax expense recorded in profit/loss	$370,005.05	$154,358.52

The applicable tax rate for the Company is 20%. The tax rate applicable to unappropriated earnings is 5%.

(4)	Deferred income tax assets or liabilities: Nil

(5)	Deductible temporary differences, unused operating loss carryforwards, and unused tax credits for which no deferred tax assets have been recognized in the balance sheets:

	December 31,2021	December 31,2020
Deductible temporary differences	$11,797.25	$15,330.69

(6)	Unrecognized deferred tax liabilities associated with investments: Nil

(7)	The Company’s business income tax filings up to year of 2020 had been assessed by the National Taxation Bureau.

(g)	Transaction with Related Parties

Material transaction with Related Parties

1.	Operating revenue

	2021	2020
Other Related Party	$2,529,353.78	$888,686.15

The prices and payment terms of the Company’s above operating revenue are similar to those with non-related parties.

2.	Operating cost

	2021	2020
Other Related Party	$1,398,050.08	$745,856.90

The prices and payment terms of the Company’s above operating costs are similar to those with non-related parties.

3.	Receivables from related parties (excluding lending to related parties)

	Type of related party	December 31, 2021	December 31, 2020
Accounts receivable	Other Related Party	$559, 748.37	$271, 311.04

4.	Payables to. related parties (excluding borrowings from related parties)

	Type of related party	December 31, 2021	December 31, 2020
Accounts payable	Other Related Party	$760,997.29	$207, 388.32

5.	Payables to. related parties (excluding borrowings from related parties)

Type of related party	Highest balance	Ending balance	Interest rate	Interest expense
Key management	$391,977.95	$391,977.95	-	$-

Type of related party	Highest balance	Ending balance	Interest rate	Interest expense
Key management	$380,965.20	$380,965.20	-	$-

(h)	Mortgage or pledged assets

The Company provided the following assets as securities for freight forwarder businesses:

	December 31, 2021	December 31, 2020
Guarantee deposits	$227,601.16	$238,764.04

(i)	Significant Contingencies and Unrecorded Contractual Commitments:

As of December 31, 2021 and 2020, the Company issued $1,000,000 (US $36,127.17) and $1,115,000 (US $39,150.28), respectively, of guarantee checks to freight forwarder agents for security purpose.

(j)	Material Subsequent even: Nil

(k)	Other: Nil

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